Exhibit 4.1

Execution Copy

AMENDED AND RESTATED

DEPOSIT AGREEMENT

among

NISOURCE INC.,

COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.

and

THE HOLDERS FROM TIME TO TIME OF

THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of December 27, 2018

- i -

- ii -

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of December 27, 2018, among (i) NISOURCE INC., a Delaware corporation, (ii) COMPUTERSHARE INC., a Delaware corporation, and its wholly owned subsidiary, COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company, and (iii) the holders from time to time of the Receipts described herein.

WHEREAS, the parties entered into the original Deposit Agreement as of December 5, 2018 to provide for the deposit from time to time of shares of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share (“Series B Preferred Stock”), of the Company with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited;

WHEREAS, on December 27, 2018, the Company issued a distribution on the shares of Series B Preferred Stock consisting of one share of the Company’s Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share (“Series B-1 Preferred Stock”) for each outstanding share of Series B Preferred Stock;

WHEREAS, the Series B-1 Preferred Stock is paired with the Series B Preferred Stock and may not be transferred, redeemed or repurchased except in connection with the simultaneous transfer, redemption or repurchase of the underlying Series B Preferred Stock;

WHEREAS, the parties wish to amend and restate the original Deposit Agreement to reflect the issuance and deposit of the Series B-1 Preferred Stock; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Definitions. The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Certificates” shall mean the Certificates of Designations filed or to be filed with the Secretary of State of the State of Delaware establishing each of the Series B Preferred Stock and the Series B-1 Preferred Stock as a series of preferred stock of the Company.

“Company” shall mean NiSource Inc., a Delaware corporation, and its successors.

“Computershare” shall mean Computershare Inc., a Delaware corporation, and its successors.

“Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean Computershare and the Trust Company, acting jointly, and any successor as Depositary hereunder.

“Depositary Shares” shall mean the depositary shares, each representing 1/1,000th of a share of Series B Preferred Stock and 1/1,000th of a share of Series B-1 Preferred Stock and evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.05.

“Depositary’s Office” shall mean the principal corporate trust office of the Depositary at which at any particular time its corporate trust business shall be administered, which is currently located at 480 Washington Blvd., 29th Floor, Jersey City, NJ 07310.

“Exchange Event” means, with respect to the Global Registered Receipt, (A) the Global Receipt Depository which is the holder of such Global Registered Receipt or Receipts notifies the Company that it is no longer willing or able to properly discharge its responsibilities under the Letter of Representations or that it is no longer eligible or in good standing under the Securities Exchange Act of 1934, as amended, and (B) the Company has not appointed a qualified successor Global Receipt Depository within ninety (90) calendar days after the Company received such notice.

“Global Receipt Depository” means, with respect to any Receipt issued hereunder, The Depository Trust Company (“DTC”) or such other successor entity designated as Global Receipt Depository by the Company in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.

“Global Registered Receipt” means, with respect to the Depositary Shares, a global registered Receipt registered in the name of a nominee of the Global Receipt Depository.

“Letter of Representations” means the applicable agreement between the Company and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to the Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Holder,” “holder” or “record holder,” as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

“Receipt” shall mean one of the depositary receipts, substantially in the form set forth as Exhibit A hereto, issued hereunder, whether in definitive or temporary form and evidencing the number of Depositary Shares held of record by the holder of such Depositary Shares.

“Redemption Date” has the meaning set forth in Section 2.07.

“Registrar” shall mean the Depositary or such other successor bank or trust company that shall be appointed by the Company, or appointed by the Depositary with the approval of the

Company, to register ownership and transfers of Receipts as herein provided, and if a Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series B Preferred Stock” shall have the meaning set forth in the recitals to this Deposit Agreement.

“Series B-1 Preferred Stock” shall have the meaning set forth in the recitals to this Deposit Agreement.

“Stock” shall mean shares of the Series B Preferred Stock and shares of Series B-1 Preferred Stock, and references to a “share of Stock” shall mean one share of Series B Preferred Stock together with the share of Series B-1 Preferred Stock with which it is paired.

“Transfer Agent” shall mean Computershare and the Trust Company, acting jointly, or such other successor bank or trust company which shall be appointed by the Company to transfer the Receipts, as herein provided.

“Trust Company” shall mean Computershare Trust Company, N.A., a federally chartered trust company, and its successors.

ARTICLE 2

FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND DELIVERY,

TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

SECTION 2.01 Appointment of Depositary. The Company hereby appoints the Depositary to act as depositary for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Depositary hereby accepts such appointment.

SECTION 2.02 Form and Transfer of Receipts. Receipts shall be substantially in the form set forth in Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by a duly authorized officer of the Registrar; provided that no Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed by manual or facsimile signature of an authorized officer of the Depositary or, if a Registrar for the Receipts shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual or facsimile signature of a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

A Receipt may evidence any whole number of Depositary Shares.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt that is duly endorsed or accompanied by a duly executed and properly completed instrument of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.03, the Depositary may, notwithstanding any notice to the contrary, treat the holder of record at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes. The Company shall provide an opinion of counsel to the Depositary at the date first set forth above in form and substance reasonably satisfactory to the Depositary.

SECTION 2.03 Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of Stock under this Deposit Agreement by delivery to the Depositary, including via electronic book-entry, of the shares of Stock to be deposited, duly endorsed and accompanied, if required by the Depositary, by a duly executed and properly completed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

Deposited Stock shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine.

Upon receipt by the Depositary of shares of Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, upon payment of any applicable fees and expenses of the Depositary and any applicable taxes or governmental charges, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

SECTION 2.04 Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, including payment of any applicable fees and expenses of the Depositary and any applicable taxes or governmental charges as provided in Section 5.07, the

Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, duly endorsed or accompanied by a duly executed and properly completed instrument of transfer, together with the signature guarantee of a guarantor institution which is a participant in a signature guarantee program approved by the Securities Transfer Association (a “signature guarantee”) and such other documentation as the Depositary may reasonably request. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business fifteen days next preceding any selection of Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption, or (b) to transfer or exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.07.

SECTION 2.05 Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

Any holder of a Receipt or Receipts representing any number of whole shares of Stock may withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals. Upon payment of the fees of the Depositary for the withdrawal of Stock as provided in Section 5.07 and payment of all applicable taxes and governmental charges and without unreasonable delay, the Depositary shall deliver to such holder or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor or a Receipt evidencing such Depositary Shares. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or pursuant to his or her order, upon payment of the fees of the Depositary for the withdrawal of Stock as provided in Section 5.07 and payment of all taxes, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If the Stock and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for the withdrawal of such shares of Stock be duly endorsed in blank or accompanied by a duly executed instrument of transfer in blank, together with a signature guarantee and such other documentation as the Depositary may reasonably request.

Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated in writing by such holder.

SECTION 2.06 Limitations on Execution and Delivery, Transfers, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

SECTION 2.07 Lost Receipts, Etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the holder thereof shall have (i) delivered to the Depositary (a) a request for such execution and delivery prior to the Depositary having received notice that the Receipt has been acquired by a bona fide purchaser, (b) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt and of ownership thereof (c) payment to the Depositary of all reasonable expenses incidental thereto and (d) indemnification satisfactory to the Depositary and (ii) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08 Optional Redemption of Stock. If the Company shall elect to redeem shares of Stock pursuant to the Certificates, it shall (unless otherwise agreed to in writing with the Depositary) give the Depositary not less than 40 days’ written notice of the date of such proposed redemption of Stock, the number of shares of Stock held by the Depositary to be redeemed and the redemption price per share of Stock. The Depositary shall be fully protected and shall incur no liability in its reliance on the information contained in such notice, and delivery of such notice to the Depositary shall be conclusive evidence of the permissibility and compliance of such redemption under the Certificates. On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to the Depositary the redemption price (determined pursuant to the Certificates) of the Stock deposited with the Depositary to be redeemed, the Depositary shall redeem (using the proceeds of such redemption) the Depositary Shares relating to such Stock. The Depositary shall mail, first class postage prepaid, notice of the Company’s redemption of Stock and the proposed simultaneous redemption of the Depositary Shares relating to the Stock to be redeemed, not less than 30 days and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the “Redemption Date”), to the holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to the other holders. The Company shall provide the Depositary with such written notice, and each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of Depositary Shares held by such holder to be so redeemed; (iii) the redemption price and (iv) the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected pro rata (as nearly as may be) or by lot (provided that, if the Depositary Shares are held in book-entry form through DTC, the Depositary Shares to be redeemed shall be selected in accordance with DTC procedures).

Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company’s notice provided for in the preceding paragraph), the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (duly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a redemption price per Depositary Share equal to one-one thousandth of the redemption price per share paid in respect of shares of Stock pursuant to the Certificates plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends that on the Redemption Date have accumulated on the shares of Stock to be so redeemed and that have not theretofore been paid, after deduction of applicable fees, charges and expenses, if any. The foregoing shall be subject further to the terms and conditions of the Certificates.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

Except as provided in the preceding paragraph of this Section 2.07, the Depositary shall not be required to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part.

The Depositary shall notify the Company of any funds deposited by or for the account of the Company for the purpose of redeeming any Depositary Shares that the holders thereof have failed to redeem after two years from the date of such deposit, and remit such funds to the Company unless otherwise required by any applicable law or regulation. The Company acknowledges that thereafter it remains subject, pursuant to this Section 2.07, to any payments obligations due to a Holder that surrenders Depositary Shares that were called for redemption pursuant to this Section and that the Depositary shall have no duty or obligation to pay that Holder, although the Depositary shall notify the Company of any surrender of that kind.

SECTION 2.09 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled.

SECTION 2.10 Receipts Issuable in Global Registered Form. If the Company shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing the Receipts, which (i) shall represent, and shall be denominated in an amount equal to the aggregate liquidation preference of, the Receipts to be represented by such Global Registered Receipt or Receipts, and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in a Global Registered Receipt, such Global Registered Receipt may only be transferred in whole and only by the Global Receipt Depository to its nominee, or by such nominee to the Global Receipt Depository or to another nominee of the Global Receipt Depository, or by the Global Receipt Depository or any nominee thereof to a successor Global Receipt Depository for the Global Registered Receipt selected or approved by the Company or to a nominee of the Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository, and such Global Receipt Depository may be treated by the Company, the Depositary and any director, officer, employee or agent of the Company or the Depositary as the holder of such Global Registered Receipt for all purposes whatsoever. Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Company and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Company for the execution and delivery of individual definitive registered Receipts in exchange for such Global Registered Receipt, execute and deliver individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate liquidation preference equal to the liquidation preference of the Global Registered Receipt in exchange for such Global Registered Receipt.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section shall be registered in such names and in such authorized denominations as the Global Receipt Depository, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Company determine that the Receipts should be issued as a Global Registered Receipt, or that a Global Registered Receipt should be issued in exchange for definitive registered Receipts, the parties hereto shall comply with the terms of the Letter of Representations.

ARTICLE 3

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

SECTION 3.01 Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any property or rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

SECTION 3.02 Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

SECTION 3.03 Warranty as to Stock. The Company hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

ARTICLE 4

THE DEPOSITED SECURITIES; NOTICES

SECTION 4.01 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to holders of Receipts on the record date fixed pursuant to Section 4.04, upon payment of any applicable fees and expenses of the Depositary, as provided in Section 5.07 hereof, such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to holders of Receipts then outstanding. In the event that definitive registered Receipts are issued, each holder of such a definitive registered Receipt shall provide the Depositary with a properly completed Form W-8 or W-9 (such Form W-9 shall contain the holder’s certified tax identification number, if required), as may be applicable. Each holder of a Receipt acknowledges that the Depositary may withhold such amounts as are required by law from any of the distributions to be made hereunder.

SECTION 4.02 Distributions Other Than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon Stock, the Depositary shall, subject to Sections 3.01 and 3.02, upon payment of any applicable fees and expenses of the Depositary and any applicable taxes or governmental charges, distribute to holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or governmental charges) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to such holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

The Company shall not make any distribution of such securities to the Depositary, and the Depositary shall not make any distribution of such securities to Holders of Receipts, unless the Company shall have provided an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be so registered.

SECTION 4.03 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary, upon payment of any applicable fees and expenses of the Depositary and any applicable taxes or governmental charges, to the holders of Receipts in accordance with the written instructions of the Company, either by the issue to such holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Company in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will promptly notify the Depositary of such requirement and will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its reasonable best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that it will promptly notify the Depositary of such requirements and that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any Section of this Deposit Agreement unless and until it has received such notification in writing.

SECTION 4.04 Notice of Dividends, Etc.; Fixing Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered with respect to Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of Stock, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to or otherwise in accordance with the terms of the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or whose Depositary Shares are to be redeemed or for any other appropriate reasons.

SECTION 4.05 Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the holders of Receipts entitled thereto a notice that shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that such holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received, provided that the Depositary receives such instructions sufficiently in advance of such voting to enable it to so vote or cause such Stock to be voted. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, in its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

SECTION 4.06 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, Etc. Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary shall, upon the written instructions of the Company (i) make such adjustments as are certified by the Company in the fraction of an interest represented by one Depositary Share in one share of Stock as may be necessary fully to reflect the effects of such change in par value or liquidation preference, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation and (ii) treat any securities that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary shall upon the written instruction of the Company, execute and deliver additional Receipts or call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par value or liquidation preference, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

SECTION 4.07 Lists of Receipt Holders. Promptly upon request from time to time by the Company, but in no event more frequently than quarterly, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of all holders of Receipts.

ARTICLE 5

THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE COMPANY

SECTION 5.01 Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Stock, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Stock, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary

Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary will act as Registrar or appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts or such Depositary Shares are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts or such Depositary Shares as may be required by law or applicable stock exchange regulation.

SECTION 5.02 Prevention of or Delay in Performance by the Depositary or the Company. None of the Depositary, the Depositary’s Agents, the Registrar, the Transfer Agent or the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, by reason of any provision, present or future, of the Company’s Amended and Restated Certificate of Incorporation, as amended (including the Certificates), or of the Depositary Shares or by reason of forces beyond its control, including, without limitation, strikes, work stoppages, industrial accidents, act of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications services, the Depositary, the Depositary’s Agents, the Registrar or the Company shall be prevented or forbidden from, delayed in, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, the Depositary’s Agents, the Registrar, or the Company incur liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the bad faith, gross negligence or willful misconduct of the party charged with such exercise or failure to exercise (in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction).

Where, by the terms of a distribution pursuant to Sections 4.01 or 4.02 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.03 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to holders of Receipts, and it is impractical or unreasonable for the Depositary to dispose of such distribution or offering on behalf of such holders and make the net proceeds available to such holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03 Concerning the Depositary, etc.. None of the Depositary, the Depositary’s Agents, the Registrar assumes any obligation or shall be subject to any liability under this Deposit Agreement other than to perform those duties as are specifically set forth in this Deposit Agreement without bad faith, gross negligence or willful misconduct (each as determined by a final non appealable judgment of a court of competent jurisdiction) and no covenants or obligations shall be implied in or read into this Deposit Agreement with respect to such entities. Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor the Company shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits) irrespective of whether such entity or person has been advised of the likelihood of such loss or damage and regardless of the form of action. Notwithstanding anything in this Deposit Agreement to the contrary, excluding the Depositary’s willful misconduct, gross negligence or bad faith, any liability of the Depositary and any Depositary’s Agent, Registrar or Transfer Agent under this Deposit Agreement, whether in contract, tort, or otherwise, will be limited to the amount of annual fees paid by the Company to the Depositary.

None of the Depositary, the Depositary’s Agents, the Transfer Agent, Registrar or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts on behalf of the Holders or any other person.

None of the Depositary, the Depositary’s Agents, the Registrar, the Transfer Agent or the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel (who may be legal counsel for the Company) or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it to be competent to give such advice or information. The Depositary, the Depositary’s Agents, the Transfer Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any error of judgment made in the absence of bad faith by a Responsible Officer. A “Responsible Officer” is any vice president, any assistant vice president, any assistant treasurer, any trust officer or assistant trust officer, any associate or senior associate or any other officer of the Depositary customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Deposit Agreement.

In the absence of bad faith, the Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made. The Depositary, the Depositary’s Agents and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

No provision of this Deposit Agreement shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it believes that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Depositary shall not be obligated to segregate money held by it under this Deposit Agreement from other monies held by it, except as required by law.

In the event the Depositary believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary may, in its sole discretion upon written notice to the Company, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Company, any holders of Receipts or any other person or entity for refraining from taking such action, unless the Depositary receives written instructions or a certificate signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or which proves or establishes the applicable matter to the satisfaction of the Depositary.

The Depositary undertakes not to execute and deliver any Receipt other than to evidence the Depositary Shares representing the Stock that has been delivered to and is then on deposit with the Depositary. The Depositary also undertakes not to sell (except as provided herein), pledge or lend Stock held by it as Depositary.

No disclaimer of liability by the Company under the Securities Act is intended by any provision of this Deposit Agreement.

The Depositary shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Depositary, unless the Depositary shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Deposit Agreement to be delivered to the Depositary must, in order to be effective, be received by the Depositary as specified in Section 7.04 hereof, and in the absence of such notice so delivered, the Depositary may conclusively assume no such event or condition exists.

The Depositary shall not be liable for or by reason of any of the statements of fact or recitals contained in this Deposit Agreement or in the Receipts, except as to its countersignature thereof, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

The Depositary shall not have any liability for or be under any responsibility in respect of the validity of this Deposit Agreement or the execution and delivery hereof (except the due execution hereof by the Depositary) or in respect of the legality or validity or execution of any Receipt, except its countersignature thereof; nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Deposit Agreement or in any Receipt; nor shall it be liable or responsible for modification by or order of any court, tribunal, or governmental authority in connection with the foregoing or any adjustment required hereunder or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Stock or other securities to be issued pursuant to this Deposit Agreement or any Receipt or as to whether any Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

SECTION 5.04 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering written notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 30 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 or an affiliate of any such bank or trust company. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and upon the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the holders of Receipts.

Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may execute the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

The provisions of this Section 5.04 as they apply to the Depositary apply to the Registrar and Transfer Agent, as if specifically enumerated herein.

SECTION 5.05 Corporate Reports. The Company agrees that it will transmit to the holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.07, all reports (including without limitation financial statements) required by law or by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed, to be furnished to the holders of Receipts. Such transmission will be at the Company’s expense. No report of that kind shall constitute a notice or constructive notice to the Depositary of any matter or information contained in or determinable from that report.

SECTION 5.06 Indemnification. Notwithstanding anything in Section 5.03 to the contrary, the Company shall indemnify the Depositary, any Depositary’s Agent, the Transfer Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, judgment, cost, fine, penalty, claim, demand, settlement, liability or expense (including the reasonable costs and expenses of legal counsel) which may arise out of or, in connection with acts performed, suffered or omitted to be taken in connection with the execution, acceptance, administration, exercise and performance of its duties under this Deposit Agreement and the Receipts by the Depositary, any Registrar, any Transfer Agent or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or bad faith (as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the respective parts of any such person or persons. The obligations of the Company and the rights of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar under this Section 5.06 shall survive the replacement, removal, resignation or any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights under this Section 5.06) and shall consult in good faith with the Company as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any such action or claim for monetary consideration, or admit to any wrongdoing, without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 5.07 Fees, Charges and Expenses. The Company agrees to pay to the Depositary, the Depositary’s Agent, the Registrar and the Transfer Agent reasonable compensation for all services rendered by them hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Depositary, to reimburse the Depositary, the Depositary’s Agent and the Registrar for all of its reasonable expenses and counsel fees and other disbursements incurred (as applicable) in the preparation, delivery, negotiation, amendment, administration and execution of this Deposit Agreement and the exercise and performance of its duties hereunder. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Stock by Holders of Depositary Shares and the registration of transfer of title to any Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it or the Company is not otherwise liable hereunder, such holder will be liable for such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company at such intervals as the Company and the Depositary may agree. The obligations of the Company and the rights of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar under this Section 5.07 shall survive the replacement, removal, resignation or any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

ARTICLE 6

AMENDMENT AND TERMINATION

SECTION 6.01 Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Receipts, upon surrender of such Receipts and subject to any conditions specified in this Deposit Agreement, to receive shares of Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective in accordance with its terms shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

SECTION 6.02 Termination. This Deposit Agreement may be terminated by the Company at any time upon not less than 60 days’ prior written notice to the Depositary, in which case, upon a date that is not later than 30 days after the date of such notice, the Depositary shall deliver or make available for delivery to holders of Receipts, upon surrender of the Receipt or Receipts held by such holder, and upon payment of any applicable taxes or governmental charges, such number of whole shares of Stock represented by such Receipt or Receipts. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the holders of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If the holder of any Receipt or Receipts shall not have surrendered such Receipt or Receipts in exchange for whole shares of Stock on or prior to the effective date of termination of this Deposit Agreement, such holder shall for all purposes, including the payment of dividends, be deemed to be a holder of the appropriate number of whole shares of Stock previously represented by such Receipt or Receipts and shall thereafter surrender to the Company such Receipt or Receipts in exchange for whole shares of Stock.

If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Stock, and shall continue to deliver such Stock, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell such Stock then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the holders which have not theretofore surrendered their Receipts. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).

This Deposit Agreement shall automatically terminate after there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts pursuant to Sections 4.01 or 4.02, as applicable.

Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and any Depositary’s Agent and any Registrar under Sections 5.06 and 5.07.

ARTICLE 7

Miscellaneous

SECTION 7.01 Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. A signature to this Deposit Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

SECTION 7.02 Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

SECTION 7.03 Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04 Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by U.S. mail postage prepaid, overnight courier, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at

801 East 86th Avenue

Merrillville, Indiana 46410

Attention: Corporate Secretary

Telephone No.: (877) 647-5990

or at any other address of which the Company shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by U.S. mail, postage prepaid, overnight courier, or by telegram or facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary’s Office at:

Computershare Trust Company, N.A.

33 North LaSalle Street

Chicago, IL 60602

Attention: Susan R. Hogan

Telephone No.: (312) 588-4725

Facsimile No.: (312) 601-4348

or at any other address of which the Depositary shall have notified the Company in writing.

Any and all notices to be given to any holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by U.S. mail, postage prepaid, or by telegram or facsimile transmission confirmed by letter, addressed to such holder at the address of such holder as it appears on the books of the Depositary, or if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by telegram or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or facsimile transmission) is deposited, first class postage prepaid, in a post office letter box. The Depositary or the Company may, however, without liability, act upon any telegram or facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

SECTION 7.05 Depositary’s Agents. The Depositary may perform any of its duties hereunder either directly or by or through (i) registrars or transfer agents, as appointed by the Company, or appointed by the Depositary with the approval of the Company, pursuant to this Deposit Agreement, or other similar agents appointed by the Depositary (collectively, the “Depositary’s Agents”), and the Depositary shall not be responsible for any misconduct or negligence on the part of the Depositary’s Agents except to the extent that the Depositary would be responsible under this Deposit Agreement if the Depositary had performed its duties directly, or (ii) attorneys, nominees, correspondents, designees, custodians, subcustodians or other incidental service providers (including, without limitation, postal, courier or printing services), and the Depositary shall not be responsible for any misconduct or negligence on the part of any attorney, nominee, correspondent, designee, custodian, subcustodian or other incidental service provider absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (as determined by a final, non-appealable judgment of a court of competent jurisdiction).

SECTION 7.06 Appointment of Registrar and Transfer Agent in respect of the Depositary Shares and Receipts. The Company hereby appoints the Depositary as Registrar, transfer agent, dividend disbursing agent and redemption agent in respect of the Depositary Shares and the related Receipts and the Depositary hereby accepts such appointments.

SECTION 7.07 Appointment of Registrar and Transfer Agent in respect of the Stock. The Company hereby appoints Computershare and Trust Company, acting jointly, as transfer agent, registrar, dividend disbursing agent and redemption agent in respect of the Stock, and Computershare and Trust Company hereby accept such appointments. With respect to the appointments of Computershare and Trust Company as transfer agent, registrar, dividend disbursing agent and redemption agent in respect of the Stock, Computershare and Trust Company shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision, it being understood that the Stock is not and the Company does not expect to make the Stock eligible for settlement through DTC.

SECTION 7.08 Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE DEPOSITARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DEPOSIT AGREEMENT, THE DEPOSITARY SHARES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 7.09 Holders of Receipts Are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

SECTION 7.10 Governing Law and Submission to Jurisdiction. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts to be made and performed entirely within such state. Any suit, action or proceeding brought by one party hereto against another party hereto in connection with or arising under this Deposit Agreement shall be brought solely in the state or federal court or appropriate jurisdiction located in the Borough of Manhattan, The City of New York and each party hereto irrevocably waives, to the fullest extent permitted by law, (i) any objection that such courts are an inconvenient forum and (ii) any claim of immunity, sovereign or otherwise.

SECTION 7.11 Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any holder of a Receipt.

SECTION 7.12 Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

SECTION 7.13 Further Assurance. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Amended and Restated Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

THE COMPANY:

NISOURCE INC.

By:	/s/ Shawn Anderson

Name:	Shawn Anderson
Title:	Vice President, Treasurer and Chief Risk Officer

DEPOSITARY:

COMPUTERSHARE INC.

By:	/s/ Dennis V. Moccia

Name:	Dennis V. Moccia
Title:	Manager, Contract Administration

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia

Name:	Dennis V. Moccia
Title:	Manager, Contract Administration

EXHIBIT A

[FORM OF FACE OF RECEIPT]

UNLESS THIS GLOBAL RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO NISOURCE INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NUMBER	DEPOSITARY SHARES

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,

REPRESENTING 6.50% SERIES B FIXED-RATE RESET CUMULATIVE

REDEEMABLE PERPETUAL PREFERRED STOCK AND

SERIES B-1 PREFERRED STOCK OF NISOURCE INC.

CUSIP: 65473P 881 / US65473P8813

SEE REVERSE FOR CERTAIN DEFINITIONS

COMPUTERSHARE INC., and its wholly owned subsidiary, COMPUTERSHARE TRUST COMPANY, N.A., acting jointly as Depositary (the “Depositary”), hereby certifies that                  is the registered owner of                  DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/1,000th of a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01, liquidation preference $25,000 per share, and 1/1,000th of a share of Series B-1 Preferred Stock (collectively, the “Stock”), of NiSource Inc., a Delaware corporation (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Amended and Restated Deposit Agreement dated as of December 27, 2018 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all of the terms and conditions of the Deposit Agreement. This Depositary Receipt is subject to all of the terms, provisions and conditions of the Deposit Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Deposit Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Depositary, the Company and the holders of the Depositary Receipts. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual or facsimile signature of a duly authorized signatory thereof.

Countersigned and Registered:

COMPUTERSHARE INC.	COMPUTERSHARE TRUST COMPANY, N.A

By:	By:
Name:		Name:
Title:		Title:

[FORM OF REVERSE OF RECEIPT]

NISOURCE INC.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATES OF DESIGNATIONS OF THE STOCK. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The following abbreviations, when used in the instructions on the face of this receipt, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common	UNIF GIFT MIN ACT –	______	Custodian	______
TEN ENT – as tenants by the entireties		(Minor)		(Cust)
JT TEN – as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act _______________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, _______________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________ Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated

Signature

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be
guaranteed by an eligible guarantor
institution (banks, stockbrokers, savings
and loan associations, and credit unions
with membership in an approved
signature guarantee medallion
program), pursuant to Rule 17Ad-15
under the Securities Exchange Act of
1934.